Exhibit (k)(37)

FACILITY INCREASE AGREEMENT

FACILITY INCREASE AGREEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto, New Mountain Finance Holdings, L.L.C., as the borrower (the “Borrower”) and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).

WHEREAS, this Facility Increase Agreement is being executed and delivered under Section 2.1(c) of the Third Amended and Restated Loan and Security Agreement, dated as of October 24, 2017 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among New Mountain Finance Corporation, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”), the Borrower, the Administrative Agent, Wells Fargo Bank, National Association, as the Swingline Lender, each of the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as the Collateral Custodian.  Capitalized terms used but not defined herein shall have the meaning provided in the Loan and Security Agreement; and

WHEREAS, the Borrower has requested that the party set forth in Item 2 of Schedule I hereto (the “Increasing Lender”), and such party wishes to, increase its Commitment under the Loan and Security Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a)                                 Pursuant to Section 2.1(c) of the Loan and Security Agreement, each of the Borrower and the Increasing Lender agrees that, effective upon the Facility Increase Effective Date (as hereinafter defined), the Commitment of the Increasing Lender under the Loan and Security Agreement shall be increased from $25,000,000 to $45,000,000 (the “Commitment Increase”) as of the date hereof. The Increasing Lender represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Facility Increase Agreement and to consummate the transactions contemplated hereby, including, without limitation, the Commitment Increase.  The Borrower represents and warrants that the Facility Amount after giving effect to the Commitment Increase (and any other Commitment increases in process but not yet effective) does not exceed $800,000,000.

(b)                                 Upon receipt by the Administrative Agent of an executed counterpart of this Facility Increase Agreement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Increasing Lender, the Borrower and the Administrative Agent, the Administrative Agent will transmit to the Increasing Lender and the Borrower, a Facility Increase Effective Notice, substantially in the form of Schedule II to this Facility Increase Agreement  (a “Facility Increase Effective Notice”).  Such Facility Increase Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the Facility Amount increase effected by this Facility Increase Agreement shall become effective (the “Facility Increase Effective Date”).  From and after the Facility Increase Effective Date, the Increasing Lender shall hold a Commitment under the Loan and Security Agreement in the amount set forth in Schedule II hereto.

(c)                                  Each of the parties to this Facility Increase Agreement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Facility Increase Agreement.

(d)                                 This Facility Increase Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Facility Increase Agreement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO
FACILITY INCREASE AGREEMENT

COMPLETION OF INFORMATION AND
SIGNATURES FOR FACILITY INCREASE AGREEMENT

Re:                             Third Amended and Restated Loan and Security Agreement, dated as of October 24, 2017 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among New Mountain Finance Corporation, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower, Wells Fargo Bank, National Association, as the administrative agent, Wells Fargo Bank, National Association, as the swingline lender, each of the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as the Collateral Custodian.

Item 1: Date of Facility Increase Agreement:	September 6, 2019

Item 2: Increasing Lender:	State Street Bank and Trust Company

Item 3: Current Commitment:	$25,000,000

Item 4: Amount of Commitment Increase:	$20,000,000

Item 5: Commitment of Increasing Lender
(after giving effect to Facility Increase):	$45,000,000

Item 4:  Signatures of Parties to Agreement:

STATE STREET BANK AND TRUST COMPANY, as
Increasing Lender

By:	/s/ John Doherty
Name: John Doherty
Title: Vice President

[Signature Page to State Street Facility Increase Agreement]

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.

By: New Mountain Finance Corporation, its managing member

By:	/s/ Shiraz Kajee
Name: Shiraz Kajee
Title: Authorized Signatory

[Signature Page to State Street Facility Increase Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Beale Pope
Name: Beale Pope
Title: Director

[Signature Page to State Street Facility Increase Agreement]

SCHEDULE II TO
FACILITY INCREASE AGREEMENT

FORM OF
FACILITY INCREASE EFFECTIVE NOTICE

To:	New Mountain Finance Holdings, L.L.C.
787 Seventh Avenue, 49th Floor
New York, NY 10019

Wells Fargo Bank, National Association
550 South Tryon Street
Charlotte, NC 28202

State Street Bank and Trust Company
State Street Financial Center
One Lincoln Street
Boston, MA 02111

The undersigned, as Administrative Agent under the Third Amended and Restated Loan and Security Agreement, dated as of October 24, 2017 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and among New Mountain Finance Corporation, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower (the “Borrower”), the Administrative Agent, Wells Fargo Bank, National Association, as the Swingline Lender, each of the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as the Collateral Custodian is delivering this Facility Increase Effective Notice in connection with the Facility Increase Agreement dated as of September 6, 2019, among you, the Borrower and the Administrative Agent. Terms defined in such Facility Increase Agreement are used herein as therein defined.

Pursuant to such Facility Increase Agreement, you are advised that the Facility Increase Effective Date for State Street Bank and Trust Company will be September 6, 2019 with a Commitment of $45,000,000.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

[Signature Page to State Street Facility Increase Effective Notice]